                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

            Filed by the Registrant  [ X ]

            Filed by a party other than the Registrant  [   ]

            Check the appropriate box:

     [   ]  Preliminary Proxy Statement           [   ] Confidential, For Use of
                                                        the Commission Only
                                                        (as permitted by
                                                        Rule 14a-6(e)(2))
     [ X ]  Definitive Proxy Statement

     [   ]  Definitive Additional Materials

     [   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     ASPECT TELECOMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                     ASPECT TELECOMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ X ]  No fee required.

     [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

       (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
       (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
       (5)  Total fee paid:

--------------------------------------------------------------------------------
     [   ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
     [   ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

--------------------------------------------------------------------------------
       (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
       (3)  Filing Party:

--------------------------------------------------------------------------------
       (4)  Date Filed:

--------------------------------------------------------------------------------

                [LOGO OF ASPECT TELECOMMUNICATIONS APPEARS HERE]




                                                                  March 21, 1997

To Our Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders, to be held on April 29, 1997. Enclosed are the Secretary's official notice of this meeting, a proxy statement, and a form of proxy. Please note that the meeting will be held at 3:30 p.m., at the Four Seasons Hotel, 57 East 57th Street, New York, New York.

    Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

    It is important that your shares be represented at the meeting, so please complete and return the enclosed proxy as soon as possible.


                                        Sincerely,


                                        /s/ James R. Carreker
                                        ------------------------------------
                                        James R. Carreker
                                        Chairman and Chief Executive Officer

                     ASPECT TELECOMMUNICATIONS CORPORATION
                           _________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 29, 1997

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Aspect Telecommunications Corporation (the "Company"), a California corporation, will be held on April 29, 1997 at 3:30 p.m., at the Four Seasons Hotel, 57 East 57th Street, New York, New York, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected.

         2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

         3. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on March 3, 1997 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

    To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.



                                        /s/ Craig Johnson
                                        ---------------------------
                                        Craig W. Johnson, Secretary

San Jose, California
March 21, 1997

                     ASPECT TELECOMMUNICATIONS CORPORATION

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Aspect Telecommunications Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held April 29, 1997 at 3:30 p.m., or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022. The telephone number at that location is (212) 758-5700.

    These proxy solicitation materials were mailed on or about March 21, 1997 to all shareholders entitled to vote at the meeting. The cost of soliciting these proxies will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. ("CIC") to solicit proxies and distribute materials to brokerage houses, banks, custodians and other institutional owners. The Company will pay CIC a fee of approximately $3,000 for these services, plus expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company, at its principal executive office at 1730 Fox Drive, San Jose, CA 95131 (Attention:
Eric J. Keller, Chief Financial Officer), a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than five candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

    Only shareholders of record at the close of business on March 3, 1997, are entitled to notice of and to vote at the meeting. At the record date, 48,943,475 shares of the Company's Common Stock, with a par value of $.01 per share, were issued and outstanding.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of these shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to the particular item will be voted for the election of directors, for the ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

ALL REFERENCES HEREIN WITH REGARD TO SHARES, PER SHARE AMOUNTS AND SHARE PRICES HAVE BEEN ADJUSTED TO REFLECT THE TWO-FOR-ONE STOCK SPLITS THAT TOOK PLACE IN JANUARY 1997 AND SEPTEMBER 1995.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

NOMINEES

    A board of five directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

    The names of the nominees, their ages as of February 28, 1997, and certain other information about them are set forth below:

                                                                                                      DIRECTOR
NAME OF NOMINEE                  AGE    PRINCIPAL OCCUPATION                                           SINCE
---------------                  ---    --------------------                                          --------
James R. Carreker . . . . .      50     Chairman and Chief Executive Officer of the Company             1985

Debra J. Engel  . . . . . .      44     Senior Vice President of Corporate Services of                  1996
                                        3Com Corporation

Norman A. Fogelsong . . . .      45     General Partner of Institutional Venture Partners               1985


James L. Patterson  . . . .      59     Chairman of the Board of Directors of Clarify Inc.              1987


John W. Peth  . . . . . . .      48     Executive Vice President of TAB Products Company                1992

    Except as set forth below, each of the nominees has been engaged in his or her principal occupation set forth above during the past five years. There are no family relationships among the directors or executive officers of the Company.

    Mr. Carreker, a founder of the Company, has served as Chief Executive Officer and as a director of the Company since its inception in August 1985.
He has served as Chairman of the Company's Board of Directors since October 1995 and was President of the Company between August 1985 and October 1995. Since January 1997, Mr. Carreker has also served as a director of Herman Miller, Inc., a company that manufactures and sells office systems products and services.

    Ms. Engel has been a director of the Company since May 1996. Ms. Engel currently holds the position of Senior Vice President of Corporate Services of 3Com Corporation, a data networking products and services company. Ms. Engel has served as a Vice President at 3Com since November 1983. Prior to that, she was with Hewlett-Packard Company for seven years, most recently as Corporate Staffing Manager at Hewlett-Packard's Corporate Headquarters.

    Mr. Fogelsong has been a director of the Company since September 1985. Since March 1989, Mr. Fogelsong has served as a general partner of Institutional Venture Partners IV, V, VI and VII, all venture capital investment partnerships. Between June 1981 and February 1989, Mr. Fogelsong served as a general partner of Mayfield III, IV, V and VI, all venture capital investment partnerships. Mr. Fogelsong is also a director of several privately owned technology companies.

    Mr. Patterson has been a director of the Company since August 1987. Since 1991, Mr. Patterson has served as the Chairman of the Board of Directors of Clarify Inc., a developer of customer support software. From April 1990 to October 1990, Mr. Patterson served as the President and Chief Executive Officer of Insite Peripherals, Inc., a development phase company developing high-capacity floppy disk drives. Since June 1987, Mr. Patterson has also been a management consultant to various companies. From February 1980 to June 1987, Mr. Patterson was co-founder and served as President and Chief Executive Officer of Quantum Corporation, a disk drive manufacturer. Mr. Patterson also serves as a director of several privately owned technology companies.

    Mr. Peth has been a director of the Company since May 1992. From July 1996 through January 1997, Mr. Peth was Acting President and Chief Executive Officer of TAB Products Company (TAB), an office filing and furniture systems manufacturer and distributor. From August 1993 through June 1996, Mr. Peth was Executive Vice President and Chief Operating Officer of TAB and President of TAB U.S. He also served as a director of TAB from April 1991 through January 1997. From December 1989 to April 1991, Mr. Peth served as the Office Managing Partner, San Jose Region, for Deloitte & Touche LLP, a public accounting firm. From August 1984 to December 1989, Mr. Peth served as the partner in charge of the San Jose office of Deloitte, Haskins & Sells (a predecessor public accounting firm that merged with a second public accounting firm to form Deloitte & Touche LLP). Mr. Peth also serves as a director of Business Resource Group, a provider of office workspace products and services.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held a total of nine meetings during the year ended December 31, 1996. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

    The Audit Committee of the Board of Directors currently consists of directors Fogelsong and Peth and held six meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors currently consists of directors Engel and Patterson and held one meeting during the last fiscal year. The Compensation Committee determines policy on executive compensation and makes recommendations to the Board of Directors concerning the Company's stock and option plans.

    No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he or she serves.

    Directors are reimbursed for out-of-pocket travel expenses associated with
their attendance at Board meetings.   Each non-employee director receives a
quarterly stipend of $2,500 for his or her service on the Board of Directors, in addition to a nominal amount for each committee meeting attended. Directors Fogelsong, Patterson and Peth were each granted options to purchase 6,000 shares and director Engel was granted an option to purchase 24,000 shares of Common Stock of the Company during 1996 under the 1989 Director's Stock Option Plan.

    The 1989 Director's Stock Option Plan provides for the grant of nonstatutory options to non-employee directors of the Company. The 1989 Director's Stock Option Plan is designed to work automatically (initial grants of options to purchase 24,000 shares are made to each director, and thereafter on August 31 of each year, after the first anniversary of service, options to purchase 6,000 shares are issued to each director; grants are made at fair market value) and do not require administration; however, to the extent administration is necessary, it is provided by the Board of Directors. Initial grants vest 25% on the first, second, third and fourth anniversaries of the date of grant and each subsequent option vests in full on the fourth anniversary of the date of grant. All options expire five years after the grant date.

REQUIRED VOTE

    The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes against any nominee and votes withheld have no legal effect under California law.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL OF THE NOMINEES LISTED ABOVE.

      PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1997 and recommends that the shareholders vote for ratification of such appointment. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Deloitte & Touche LLP (or their predecessor Deloitte, Haskins & Sells, an accounting firm that merged with a second public accounting firm to form Deloitte & Touche LLP) has audited the Company's financial statements since 1986. One or more representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares represented and voting at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
                     APPOINTMENT OF DELOITTE & TOUCHE LLP.


                               OTHER INFORMATION

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of February 28, 1997 as to (i) each person who is known by the Company to beneficially own five percent or more of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table below ("Named Executive Officers") and (iv) all directors and executive officers as a group.

                                   5% SHAREHOLDERS, DIRECTORS, NAMED
                                   EXECUTIVE OFFICERS, AND DIRECTORS                SHARES BENEFICIALLY
                                   AND EXECUTIVE OFFICERS AS A GROUP                     OWNED (1)
                                   ---------------------------------                     ---------
                                                                                    NUMBER       PERCENT
                                                                                    ------       -------
Entities affiliated with FMR Corp. (2)  . . . . . . . . . . . . . . . . . .       5,467,000        11.2%
         82 Devonshire Street
         Boston, MA  02109

Pilgrim Baxter & Associates, Ltd. (3) . . . . . . . . . . . . . . . . . . .       3,601,400         7.4%
         1255 Drummers Lane, Suite 300
         Wayne, PA  19087

James R. Carreker (4)   . . . . . . . . . . . . . . . . . . . . . . . . . .       1,460,369         3.0%
Debra J. Engel (5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10,000          *
Norman A. Fogelsong (6)   . . . . . . . . . . . . . . . . . . . . . . . . .         457,252          *
James L. Patterson (7)  . . . . . . . . . . . . . . . . . . . . . . . . . .          36,000          *
John W. Peth (8)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24,000          *
Dennis L. Haar (9)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         215,948          *
Eric J. Keller (10) . . . . . . . . . . . . . . . . . . . . . . . . . . . .          31,598          *
R. Dixon Speas, Jr. (11)  . . . . . . . . . . . . . . . . . . . . . . . . .         139,103          *
Larry S. Miller (12)  . . . . . . . . . . . . . . . . . . . . . . . . . . .          26,732          *
All directors and executive officers as a group (15 persons) (13)   . . . .       2,966,505         5.9%

-----------

    *Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) Includes 4,352,000 shares of Common Stock owned by investment funds (the "Funds") managed by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp. and the Funds each has sole power to dispose of 4,341,000 shares owned by the Funds. Fidelity International Limited ("FIL"), FMR Corp. and Fidelity American Special Situations Trust ("FASST") (an English subsidiary of FIL) each has power to vote and to dispose of 11,000 shares held by FASST. Also includes 1,058,200 shares of Common Stock owned by Fidelity Management Trust Company. Edward C. Johnson 3d and FMR Corp. each have sole power to dispose of these shares and sole power to vote 671,300 shares. The power to vote 386,900 shares has been retained by institutional accounts for whom Fidelity Management Trust Company acts as an investment manager. Also includes 56,800 shares over which Mr. Johnson has sole voting and dispositive power. This information was determined as of January 31, 1997 from Schedule 13G/A dated February 7, 1997, as filed by FMR Corp. with the Securities and Exchange Commission.

(3) Pilgrim Baxter & Associates Ltd., has shared voting power and sole dipositive power with respect to such shares. This information was determined as of February 28, 1997 from written notification dated March 3, 1997 from Pilgrim Baxter & Associates, Ltd.

(4) Includes 1,055,140 shares held by the Carreker Family Trust and 400 shares owned directly. Also includes 31,000 shares held by the Arbutus Educational Trust, a charitable remainder trust of which Mr. Carreker is the sole trustee, and 373,829 shares issuable pursuant to options that are exercisable by Mr. Carreker within 60 days of February 28, 1997.

(5) Represents 10,000 shares issuable pursuant to options that are exercisable by Ms. Engel within 60 days of February 28, 1997.

(6) Includes 451,252 shares held by the Fogelsong Family Trust. Also includes 6,000 shares issuable pursuant to options that are exercisable by Mr. Fogelsong within 60 days of February 28, 1997.

(7) Includes 30,000 shares held by the Patterson Family Trust. Also includes 6,000 shares issuable pursuant to options that are exercisable by Mr. Patterson within 60 days of February 28, 1997.

(8) Represents 24,000 shares issuable pursuant to options that are exercisable by Mr. Peth within 60 days of February 28, 1997.

(9) Includes 189,148 shares issuable pursuant to options that are exercisable by Mr. Haar within 60 days of February 28, 1997.

(10) Includes 31,248 shares issuable pursuant to options that are exercisable by Mr. Keller within 60 days of February 28, 1997.

(11) Includes 114,163 shares issuable pursuant to options that are exercisable by Mr. Speas within 60 days of February 28, 1997.

(12) Includes 25,466 shares issuable pursuant to options that are exercisable by Mr. Miller within 60 days of February 28, 1997.

(13) Includes 1,105,769 shares issuable pursuant to options that are exercisable by all directors and executive officers within 60 days of February 28, 1997.

EXECUTIVE COMPENSATION

    The table immediately following presents the compensation of the Chief Executive Officer (the "CEO") and the four other most highly compensated executive officers for the last fiscal year (the group of five individuals collectively referred to hereinafter as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                  Long-Term Compensation
                                                                  ----------------------
                                       Annual Compensation                Awards
                                       -------------------                ------
                                                                         Securities
                                                                         Underlying          All Other
Name and Principal Position          Year    Salary     Bonus            Options (1)     Compensation (2)
---------------------------          ----    ------     -----            -----------     ----------------
James R. Carreker . . . . . . . . .  1996   $254,021   $203,123            60,000              $4,590
  Chairman and                       1995   $234,480   $183,625           120,000              $4,590
  Chief Executive Officer            1994   $210,000   $189,247           160,000              $2,538

Dennis L. Haar  . . . . . . . . . .  1996   $221,397   $145,001            80,000              $5,178
  President and                      1995   $188,777   $145,741           100,000              $4,590
  Chief Operating Officer            1994   $155,769   $122,447            60,000              $2,610

Eric J. Keller (3)  . . . . . . . .  1996   $215,132   $ 96,011           100,000              $5,397
  Vice President, Finance and        1995       -          -                  -                  -
  Chief Financial Officer            1994       -          -                  -                  -

R. Dixon Speas, Jr.   . . . . . . .  1996   $162,551   $119,831            13,000              $4,590
  Vice President, International      1995   $156,001   $ 92,644            40,000              $5,594
                                     1994   $139,992   $ 92,928            40,000              $2,610

Larry S. Miller (4)   . . . . . . .  1996   $128,392   $114,211            12,000              $4,590
  Vice President, North America      1995   $110,331   $ 31,264            80,000              $2,417
                                     1994       -          -                  -                  -

-----------


(1)  No stock appreciation rights were granted in 1996, 1995 or 1994.

(2) Amounts shown for 1996 include term life insurance premiums of $90 ($678 for Mr. Haar and $897 for Mr. Keller) paid by the Company and matching contributions of $4,500 to 401(k) savings accounts. Amounts shown for 1995 include term life insurance premiums of $90 ($1,094 for Mr. Speas and $83 for Mr. Miller) paid by the Company and matching contributions of $4,500 to 401(k) savings accounts ($2,334 for Mr. Miller). Amounts shown for 1994 include term life insurance premiums of $360 paid by the Company and matching contributions of $2,250 ($2,178 for Mr. Carreker) to 401(k) savings accounts.

(3) Mr. Keller joined the Company on January 15, 1996. Had he been employed for all of the year ended December 31, 1996, his annual salary would have been approximately $225,000.

(4) Mr. Miller joined the Company on January 16, 1995. Had he been employed for all of the year ended December 31, 1995, his annual salary would have been approximately $115,000.

    The Company's 1989 Stock Option Plan provides for the grant of options to the CEO and other employees of the Company. The grants made during 1996 were "incentive stock options" to the extent allowable under Section 422 of the Internal Revenue Code and were granted at a price equal to the fair market value of the Company's Common Stock on the date of grant. Such options typically expire ten years from the date of grant. The following table presents stock option grants made during 1996 to the Named Executive Officers.

                                        OPTION GRANTS IN 1996

                                           INDIVIDUAL GRANTS
                       ------------------------------------------------------------
                                                                                               POTENTIAL
                                        % OF TOTAL                                        REALIZABLE VALUE AT
                         NUMBER OF       OPTIONS                                          ASSUMED ANNUAL RATES
                         SECURITIES     GRANTED TO                                       OF STOCK APPRECIATION
                         UNDERLYING     EMPLOYEES     EXERCISE OR                         FOR OPTION TERM (4)
                          OPTIONS       IN FISCAL     BASE PRICE    EXPIRATION            -------------------
NAME                   GRANTED (1)(2)    YEAR (3)      PER SHARE       DATE              5%               10%
----                   --------------    --------      ---------       ----              --               ---
James R. Carreker . .      60,000          2.3%          $24.75       6/27/06        $  933,909       $2,366,708
Dennis L. Haar  . . .      80,000          3.1%          $24.75       6/27/06        $1,245,211       $3,155,610
Eric J. Keller  . . .     100,000          3.9%          $16.31       1/15/06        $1,025,884       $2,599,792
R. Dixon Speas, Jr. .      13,000          0.5%          $24.75       6/27/06        $  202,347       $  512,787
Larry S. Miller . . .      12,000          0.5%          $24.75       6/27/06        $  186,782       $  473,342

-----------


(1) Options to purchase the Company's Common Stock granted pursuant to the Company's 1989 Stock Option Plan. Of the above grants, the following were nonstatutory stock option grants: 59,700 for Mr. Carreker, 77,044 for Mr. Haar, 87,202 for Mr. Keller, 10,602 for Mr. Speas and 7,350 for Mr. Miller. No stock appreciation rights were granted during 1996.

(2) Options become exercisable at the rate of 25% on the first anniversary of the grant date, and 2.0833% each month thereafter.

(3) The Company granted options representing 2,512,000 shares to employees in 1996. There were no SARs granted to employees in 1996.

(4) The 5% and the 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.


    The following table presents information on stock options exercised during 1996 and the value of all stock options held on December 31, 1996 for the Named Executive Officers.

                    AGGREGATED OPTION EXERCISES IN 1996 AND
                        DECEMBER 31, 1996 OPTION VALUES

                                                     NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                         OPTIONS (1)                      OPTIONS (1)(2)
                         SHARES                      AT DECEMBER 31, 1996              AT DECEMBER 31, 1996
                        ACQUIRED       VALUE         --------------------              --------------------
NAME                  ON EXERCISE    REALIZED      EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
James R. Carreker . .       -           -            344,996        255,004        $9,269,224       $4,798,268
Dennis L. Haar  . . .    17,000      $304,188        191,164        207,936        $4,903,689       $3,370,998
Eric J. Keller .  . .       -           -               -           100,000              -          $1,543,750
R. Dixon Speas, Jr. .    22,000      $440,965        122,662         88,338        $3,176,682       $1,842,351
Larry S. Miller . . .     8,330      $130,977         19,265         64,405        $  384,791       $1,173,962

-----------

(1)  No stock appreciation rights were exercised or outstanding during 1996.

(2) Based on the closing sale price of the Company's Common Stock as reported on the Nasdaq Stock Market on December 31, 1996 of $31.75 per share.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph below shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

    The Company's executive compensation policies are determined by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of two non-employee directors. The Committee meets at least once a year to establish the compensation program for the next fiscal year and to evaluate how effectively the program is meeting its objectives. Additionally, the Committee may hold special meetings to approve the compensation program of a newly hired executive or of an executive whose scope of responsibility has significantly changed.

    The objective of the Company's executive compensation program is to align executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward qualified executives who contribute to the long-term business success of the Company. The Company's executive compensation program is based on the same four basic principles that guide compensation decisions for all employees of the Company:

    -    Compensate for demonstrated and sustained performance

    -    Compensate competitively

    -    Strive for equity and fairness in the administration of compensation

    - Ensure that each employee understands how his or her compensation is determined

    The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution are rewarded by higher levels of compensation. In order to ensure that it compensates its executives competitively, the Company regularly compares its compensation practices to those of other companies of comparable size within similar industries. Through the use of independent compensation surveys and analyses, employee compensation training, and periodic pay reviews, the Company strives to ensure that compensation is administered equitably and fairly and that a balance is maintained between how executives are paid relative to other employees and relative to executives with similar responsibilities in comparable companies.

    In December each year, the Committee meets with the CEO and the Vice President, People Programs and Services regarding potential executive compensation for the next five years and proposals for executive compensation for the next operating year. Compensation plans are based on compensation surveys and assessments as to the demonstrated and sustained performance of the individual executives. The Committee then independently reviews the individual performance for the CEO and the Company, and develops the annual compensation plan for the CEO based on competitive compensation data and the Committee's evaluation of the CEO's demonstrated and sustained performance and its expectation as to his future contributions in leading the Company. The Committee presents for adoption its findings on the compensation of each executive at a subsequent meeting of the full Board of Directors.

    During 1996, the Company's executive compensation program included these key components:

    (1)  Base Salary
    The Company establishes the base salaries of its executives based on competitive market rates derived through comparisons with companies of similar size engaged in similar industries.

    (2)  Cash-Based Incentives
    All executives of the Company participate in a cash incentive program under which payment is contingent upon the achievement of specific Company-wide goals in the areas of customer satisfaction, operating profit, revenue performance, and cash management. The CEO and five vice presidents are eligible for participation in a second cash incentive program that focuses on the achievement of specific individual performance goals that are measured objectively, such as bookings, profit contribution, new product introductions, and quality standards, as well as performance goals that are measured subjectively, such as leadership effectiveness. Aspect's cash incentives are structured so that the total of base salary and cash incentives, when taken together, will compensate executives at market levels when Company-wide and individual goals are achieved. The cash incentive elements are sensitive to performance achievement versus plan, and payment of these cash bonuses is designed to range from no bonus payment when performance is well below established targets, to bonus amounts somewhat above market levels when performance is well above established targets.

    (3)  Equity-Based Incentives
    Stock options are an important component of the total compensation of executives and are designed to align the interests of each executive with those of the shareholders. Each year, the Committee considers the grant to executives of stock option awards under the Company's 1989 Stock Option Plan. The Committee believes that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, shareholders and employees. The option grants utilize four-year vesting periods to encourage executives to continue contributing to the Company. The number of stock option shares that are granted to individual executives is, in part, based on independent survey data reflecting competitive stock option practices.

    CEO Compensation
    The CEO's base salary for 1996 was based on competitive market rates and the Committee's review of his past performance. Effective January 1997, the Committee increased the CEO's base salary to keep pace with salaries being paid to the CEOs of comparably sized companies engaged in similar industries. When considering the CEO's cash-based incentives, it was the Committee's determination that under the leadership of the CEO, the Company progressed above plan in 1996. By virtually every measure including bookings, revenues, operating income, net income, return on assets and attainment of specific strategic goals, the Company achieved at or above plan. The Committee was satisfied that the Company had progressed in directions both financially and strategically that were consistent with the Company's goal of creating and growing value for customers, employees, shareholders, business partners, and the communities in which the Company's employees live and work.

    The 1993 Omnibus Budget Reconciliation Act ("OBRA") established a $1,000,000 ceiling for deductions taken for tax years beginning on or before January 1, 1994, where deductions are for compensation paid to any of the five most highly compensated executive officers identified in the Company's proxy statement (although performance-related compensation as defined by OBRA in excess of $1,000,000 will remain deductible). Because none of the compensation figures for the five most highly compensated executive officers identified in the Company's proxy statement approached the limitation, there has been no requirement on the part of the Committee to use any of the available exemptions from the deduction limit. However, the Committee remains aware of the existence of these limitations, and the available exemptions, and will address the issue of deductibility when and if compensation levels warrant it in the future.

                                        COMPENSATION COMMITTEE

                                        Debra J. Engel
                                        James L. Patterson


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996, the Compensation Committee was comprised of directors Engel and Patterson. Neither of these persons has ever been an officer or employee of the Company or any of its subsidiaries, nor were there any compensation committee interlocks or other relationships during 1996 requiring disclosure under Item 402(j) of Regulation S-K of the Securities and Exchange Commission.

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph compares cumulative total shareholder returns for the Company during the preceding five years to the S&P 500 Stock Index and the S&P High Technology Composite Index.

           COMPARISON OF CUMULATIVE TOTAL RETURN* SINCE DECEMBER 1991
 Aspect Telecommunications Corporation, S&P High Technology Composite Index and
                               the S&P 500 Index




                                [CHART]



                                             12/31/91    12/31/92   12/31/93    12/31/94    12/31/95    12/31/96
                                             --------    --------   --------    --------    --------    --------
   Aspect Telecommunications Corporation        100         152        439         348         696      1,319
     S&P High Technology Composite Index        100         110        135         154         222        319
                           S&P 500 Index        100         104        112         110         148        178

* Assumes that the value of the investment in Aspect Telecommunications Corporation Common Stock and each index was $100 on December 31, 1991, and that all dividends were reinvested.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                  1996 EMPLOYEE STOCK OPTION PLAN INFORMATION

    In October 1996, the Board of Directors adopted the 1996 Employee Stock Option Plan and authorized 2,000,000 shares, solely for the grant of nonqualified stock options to employees and consultants who are not executive officers or directors of the Company. Under the terms of the 1996 Employee Stock Option Plan, options must be granted at a price equal to 100% of fair market value of the Company's stock on the date of grant. Options are typically granted with a four-year vesting schedule and typically expire 30 days after the optionee's termination date or ten years after grant date, whichever is sooner. The maximum number of shares that may be granted to any individual during a year is 250,000 shares.

    The Company continues to maintain the 1989 Stock Option Plan, which permits option grants to all employees, including executive officers. Beginning January 1997, the Company anticipates that option grants under the 1989 Option Plan will be made primarily to executive officers. As of January 1, 1997, approximately 2,377,000 shares were available for grant under the 1989 Stock Option Plan.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals by shareholders of the Company that are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than November 21, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to shareholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                        THE BOARD OF DIRECTORS


Dated:  March 21, 1997

                                  DETACH HERE


PROXY          [LOGO OF ASPECT TELECOMMUNICATIONS APPEARS HERE]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     ASPECT TELECOMMUNICATIONS CORPORATION

                      1997 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned shareholder of Aspect Telecommunications Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 21, 1997, and hereby appoints James R. Carreker, Eric J. Keller and Craig W. Johnson, or any of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of Aspect Telecommunications Corporation to be held on April 29, 1997 at 3:30 p.m., at the Four Seasons Hotel, 57 East 57th Street, New York, New York, and at any adjournments(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                ----------------
                                SEE REVERSE SIDE
                                ----------------

                                  DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

     1.  ELECTION OF DIRECTORS (Page 2).

     Nominees: James R. Carreker; Debra J. Enger; Norman A. Fogelsong;
               James L. Patterson; John W. Peth.

                          FOR*                  WITHHELD
                          ALL                   FROM ALL
                        NOMINEES                NOMINEES

                          [  ]                    [  ]

                     FOR ALL EXCEPT THE FOLLOWING NOMINEES:

                     --------------------------------------

     2.  APPOINTMENT OF DELOITTE &              FOR     AGAINST     ABSTAIN
         TOUCHE LLP AS THE INDEPENDENT          [ ]       [ ]         [ ]
         AUDITORS (Page 4).

     and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

                                                           MARK HERE
                                                         FOR ADDRESS  [ ]
                                                          CHANGE AND
                                                        NOTE AT LEFT

     * FOR all nominees listed or, in the discretion of such proxies, for such other persons as may be nominated if any of such nominees does not or cannot stand for election (except as indicated).

     (This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



Signature: _____________ Date: ________ Signature: _____________ Date: ________